UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 15, 2021

 Avis Budget Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	CAR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 15, 2021, Avis Budget Group, Inc. (the “Company”) entered into a second amendment (the “Amendment”) to the Third Amended and Restated Cooperation Agreement (as amended, the “Third A&R Cooperation Agreement”), dated as of February 23, 2020, among the Company, SRS Investment Management, LLC and certain of its affiliates. The Amendment extends the Standstill Period (as previously set forth in the Third A&R Cooperation Agreement) for one year until December 31, 2022, or earlier if certain conditions are met.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amendment, dated September 15, 2021, to the Third Amended and Restated Cooperation Agreement, dated as of February 23, 2020, by and among Avis Budget Group, Inc., SRS Investment Management, LLC and certain of its affiliates

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Jean M. Sera
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Date: September 15, 2021